EXHIBIT 10.1

CONFLICT OF INTEREST AGREEMENT

This AGREEMENT dated the 1st day of September 2016, by and between Allegro Beauty Products, Inc. (hereinafter “ABP”), a Nevada corporation, with offices located at 2101 29th Street, San Diego, California 92104 and Barbara Chardi, an individual whose address is 2101 29th Street, San Diego, California 92104.

Barbara Chardi is President and Chief Executive Officer of ABP.

The parties hereto agree and acknowledge that by virtue of Barbara Chardi’s other business activities as described in ABP’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, ABP enters into this written agreement with Barbara Chardi:

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Any business opportunities that Barbara Chardi may become aware of independently or directly through her association with ABP will be presented by her solely to ABP;

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Any business opportunities disclosed to Barbara Chardi by the management of other entities will not be presented by her to us if so requested by them;

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Any business opportunities disclosed to Barbara Chardi by ABP will not be presented by her to any other entity, unless and until ABP has passed upon the same; and

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In the likely event that the same business opportunity is presented to Barbara Chardi by us and any other business entity, she shall only render her services to the business entity that first disclosed such business opportunity to her.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 1st day of September 2016.

ALLEGRO BEAUTY PRODUCTS, INC.

/s/ Barbara Chardi
By: Barbara Chardi, President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

BARBARA CHARDI, INDIVIDUALLY

/s/ Barbara Chardi
Name: Barbara Chardi